As filed with the Securities and Exchange Commission on November 12, 2004

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENCORE ACQUISITION COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-2759650 (I.R.S. Employer Identification No.)

777 Main Street, Suite 1400 Fort Worth, Texas (Address of Principal Executive Offices)	76102 (Zip Code)

2000 INCENTIVE STOCK PLAN
(Full title of the plan)

Jon S. Brumley
777 Main Street, Suite 1400
Fort Worth, Texas 76102
(Name and Address of Agent for Service)

(817) 877-9955
Telephone Number, Including Area Code,
of Agent for Service

copy to:
Sean T. Wheeler
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002-4995

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed Maximum	Amount of
Securities to be	to be	Offering Price Per	Aggregate Offering	Registration
Registered	Registered(1)	Share (2)	Price (2)	Fee
Common Stock, par value $0.01 per share	1,198,000	$31.18	$37,353,640	$4,732.71

(1)	Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price reported on the New York Stock Exchange on November 8, 2004.

SIGNATURES
2000 Incentive Stock Plan
Opinion/Consent of Baker Botts, L.L.P.
Consent of Ernst & Young LLP
Consent of Miller and Lents, Ltd.

     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-83766) filed by Encore Acquisition Company, a Delaware corporation, with the Securities and Exchange Commission on March 5, 2002 are incorporated herein by reference.

     The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit
No.		Description
4.1	—	2000 Incentive Stock Plan

4.2	—	Specimen common stock certificate of Encore Acquisition Company (incorporated by reference to Exhibit 4.1 to Encore’s Registration Statement on Form S-1, Registration No. 333-47540, filed with the SEC on December 15, 2000).*

5.1	—	Opinion of Baker Botts, L.L.P.

23.1	—	Consent of Baker Botts L.L.P. (included in Exhibit 5).

23.2	—	Consent of Ernst & Young LLP.

23.3	—	Consent of Miller and Lents, Ltd.

24	—	Powers of Attorney (included on the signature page of this Registration Statement).

*	Incorporated by reference to the filing indicated.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 12th day of November, 2004.

ENCORE ACQUISITION COMPANY
By:	/s/ JON S. BRUMLEY
Jon S. Brumley
President

POWER OF ATTORNEY

     Each person whose signature appears below appoints I. Jon Brumley, Jon S. Brumley and Roy W. Jageman, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same employee benefit plan filed pursuant to General Instruction E of Form S-8, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 12th day of November, 2004.

Signature	Title
/s/ I. JON BRUMLEY I. Jon Brumley	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

/s/ JON S. BRUMLEY Jon S. Brumley	President and Director

/s/ ROY W. JAGEMAN Roy W. Jageman	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer)

/s/ ROBERT C. REEVES Robert C. Reeves	Vice President, Controller and Assistant Corporate Secretary (Principal Accounting Officer)

/s/ MARTIN C. BOWEN Martin C. Bowen	Director

/s/ TED COLLINS, JR. Ted Collins, Jr.	Director

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Signature	Title
/s/ TED A. GARDNER Ted A. Gardner	Director

/s/ JOHN V. GENOVA John V. Genova	Director

/s/ HOWARD H. NEWMAN Howard H. Newman	Director

/s/ JAMES A. WINNE, III James A. Winne, III	Director

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